Exhibit 99.1

Nektar Therapeutics Announces Pricing of $100 Million Public Offering

SAN FRANCISCO, July 1, 2025 /PRNewswire/ — Nektar Therapeutics (Nasdaq: NKTR), a clinical-stage biotechnology company focused on the development of innovative medicines in the field of immunotherapy, today announced the pricing of its underwritten public offering of $100 million of shares of its common stock. Nektar is selling 4,255,320 shares of common stock in the offering. The shares of common stock are being sold at a public offering price of $23.50 per share. The gross proceeds to Nektar from the offering are expected to be approximately $100 million, before deducting underwriting discounts and commissions and estimated offering expenses. In addition, Nektar has granted the underwriters a 30-day option to purchase up to an additional 638,298 shares of its common stock at the public offering price per share, less underwriting discounts and commissions. All of the securities being sold in this offering are being offered by Nektar. The offering is expected to close on July 2, 2025, subject to the satisfaction of customary conditions.

Nektar intends to use the net proceeds from the offering for general corporate purposes, which may include research and development, clinical development and manufacturing costs to support the advancement of its drug candidates, as well as other general corporate purposes.

Jefferies and Piper Sandler are acting as joint bookrunning managers for the offering. BTIG, LLC is acting as passive bookrunner for the offering. H.C. Wainwright & Co. is acting as co-manager for the offering.

The securities described above are being offered pursuant to a shelf registration statement on Form S-3 (No. 333-286222) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 28, 2025 and declared effective on April 1, 2025. This offering is being made only by means of a prospectus supplement and an accompanying prospectus that form a part of the registration statement.

A final prospectus supplement related to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and an accompanying prospectus related to the offering may also be obtained, when available, from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com; or Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, or by telephone at (800) 747-3924, or by e-mail at prospectus@psc.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Nektar Therapeutics

Nektar Therapeutics is a clinical-stage biotechnology company focused on developing treatments that address the underlying immunological dysfunction in autoimmune and chronic inflammatory diseases. Nektar’s lead product candidate, rezpegaldesleukin (REZPEG, or NKTR-358), is a novel, first-in-class regulatory T cell stimulator being evaluated in two Phase 2b clinical trials, one in atopic dermatitis and one in alopecia areata. Nektar’s pipeline also includes a preclinical bivalent tumor necrosis factor receptor type II (TNFR2) antibody and bispecific programs, NKTR-0165 and NKTR-0166, and a modified hematopoietic colony stimulating factor (CSF) protein, NKTR-422. Nektar, together with various partners, is also evaluating NKTR-255, an investigational IL-15 receptor agonist designed to boost the immune system’s natural ability to fight cancer, in several ongoing clinical trials. Nektar is headquartered in San Francisco, California.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as: “will,” “expect,” “develop,” “potential,” “plan,” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding expected gross proceeds from the offering, the anticipated use of proceeds from the offering and completion and timing of the public offering. Nektar intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Nektar’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Nektar. The actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the actual results to differ materially from those indicated in the forward-looking statements include, among others, the risks and uncertainties set forth in Nektar’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2025 as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the offering. Any forward-looking statement made by Nektar in this press release is based only on information currently available to Nektar and speaks only as of the date on which it is made. Nektar undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For Investors:

Corey Davis, Ph.D.

LifeSci Advisors

212-915-2577

cdavis@lifesciadvisors.com

For Media:

Madelin Hawtin

LifeSci Communications

603-714-2638

mhawtin@lifescicomms.com